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                                                                    EXHIBIT 99.2


(COVER)

An Information Guide for AT&T Shareowners

T/AWE Exchange Offer:

Managing Your Investment Objectives
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April 2001

Dear Fellow AT&T Shareowner:

This is an exciting time for AT&T, as we restructure our organization and prepare to launch a new generation of communications and information services.

For AT&T shareowners, it's also a time of opportunity, allowing you to consider how to best focus your investment in AT&T for the future. This information guide and the enclosed Offering Circular/Prospectus describe one opportunity that I know will be of interest to some of you -- an offer to exchange shares in AT&T common stock for shares of AT&T Wireless Group tracking stock.

Is making this exchange a smart decision for you? There's no single "right" answer. It depends on your investment objectives which will differ from shareowner to shareowner.

What I hope we can do, however, is help you make an informed choice. The enclosed Offering Circular/Prospectus describes this Exchange Offer in detail and provides information about AT&T's restructure plans. It is designed to answer the most frequently asked questions. I encourage you to review this information and make a decision that's right for you.

Over the next several months, we will be keeping you updated as we move through each stage of implementing our plans for the new AT&T.

Once again, thank you for your support and for your continuing investment.

Sincerely,


C. Michael Armstrong
Chairman and CEO

P.S. Please note that this Exchange Offer is a limited-time opportunity. If you choose to participate, you should act quickly to ensure that your form is received by the expiration of the Exchange Offer on [Exp Date], 2001.
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Deciding What's Right For You

On October 25, 2000, AT&T announced plans to offer AT&T shareowners the opportunity to exchange shares of AT&T common stock (stock symbol "T") for shares of AT&T Wireless Group tracking stock (stock symbol "AWE").

Is making this exchange a good idea for you? While AT&T can't choose for you, we can explain some of the risks and opportunities involved with the decision. We strongly encourage you to read the enclosed documents - including the Question/Answer and Summary sections of the Offering Circular/Prospectus - and to seek the counsel of an investment advisor if you aren't sure what decision is best for you.

Please note that for the foreseeable future we do not expect to pay dividends on AT&T Wireless Group tracking stock, nor do we expect that, if the split-off is completed, AT&T Wireless Services will pay dividends on its common stock.

After reviewing the Offering Circular/Prospectus, some shareowners may determine that an investment in the AT&T Wireless Group fits their personal investment strategies. This is an opportunity for those shareowners to exchange their shares of AT&T common stock for shares of AT&T Wireless Group tracking stock, without tax consequences to shareowners who have an unrealized gain on their shares of AT&T common stock.

Whatever your decision, our primary concern is that you have the opportunity to select what's right for you. Please review the enclosed materials carefully. If you choose to participate in this Exchange Offer please follow the instructions included in this package.

In addition, while AT&T cannot offer financial advice, we can answer questions regarding the specific terms of this offer; please call toll-free
1-xxx-xxx-xxxx, Monday through Friday, 8:00 a.m. to 8:00 p.m. and Saturday,
10:00 a.m. to 3:00 p.m. Eastern Time.
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As you evaluate whether or not you should participate in the exchange offer, you should consider AT&T's overall restructuring plan as summarized below. We encourage you to read the enclosed Offering Circular/Prospectus.

AT&T RESTRUCTURING PLAN SUMMARY


AT&T Wireless Group is a part of AT&T. However, in connection with AT&T's restructuring plan, following completion of this exchange offer and subject to specified conditions, AT&T intends to split-off AT&T Wireless Group from AT&T. These conditions include the receipt of a favorable ruling on the split-off from the IRS and satisfaction of conditions contained in AT&T's new $25 billion credit agreement, including the repayment of AT&T Wireless Group's intercompany obligations to AT&T. AT&T has announced its intention to retain up to $3 billion of the shares of AT&T Wireless Services for its own account for sale, exchange or monetization within six months of the split-off, subject to receipt of a satisfactory IRS ruling. AT&T does not plan to seek any vote of holders of AT&T common stock or AT&T Wireless Group tracking stock for the split-off of AT&T Wireless Services from AT&T.



In addition to the split-off of AT&T Wireless Services, we intend to fully separate, or issue separate tracking stocks intended to reflect the financial performance and economic value of, each of AT&T's other major units. We also plan to distribute all the common stock we hold in Liberty Media Corporation in exchange for all the outstanding shares of Liberty Media Group tracking stock.



We expect the separations of AT&T Wireless Services and Liberty Media Corporation to occur around the middle of this year. Later in the year, we plan to create and issue new tracking stocks intended to reflect the financial performance and economic value of our AT&T Broadband unit and our AT&T Consumer Services unit. Within about a year after the issuance of these new tracking stocks, we expect to separate AT&T Broadband fully from the rest of AT&T. Upon that separation, the AT&T Business Services unit and the separately tracked AT&T Consumer Services unit would constitute one publicly traded company, and AT&T Broadband would constitute a separate publicly traded company. The various elements of the plan are not conditioned on the successful completion of all elements of the plan.


If you tender and exchange all your shares of AT&T common stock for shares of AT&T Wireless Group tracking stock, you will only be able to participate in the first step, the planned distribution of common stock of AT&T Wireless Services in exchange for AT&T Wireless Group tracking stock. If you continue to hold some or all of your shares of AT&T common stock, you would be eligible to participate in these other restructuring steps, except for the distribution of Liberty Media Corporation, which will be made only to holders of Liberty Media Group tracking stock.



We plan to hold a special shareholder meeting to vote on the establishment of the AT&T Broadband and AT&T Consumer Services tracking stocks, and to obtain other votes, if necessary or deemed desirable, for other transactions.



The full separations of AT&T Wireless Services and of Liberty Media Corporation, the first of our planned steps, are more certain as to timing and completion than the remaining steps. All of these steps, however, are subject to conditions, including IRS rulings, and other uncertainties. If we fail to satisfy any conditions, or if other unforeseen events intervene, some or all of our currently planned steps could occur on a different timetable or on different terms than we currently contemplate, or might not occur at all.

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What Should I Do Next

Read the enclosed Offering Circular/Prospectus.

If after reading these materials you still have questions about how this Exchange Offer works, you can call toll-free 1-xxx-xxx-xxxx. Please remember that we cannot advise you on your decision, although we can answer questions about the terms of the Exchange Offer itself. If you're not sure what to do, talk to a financial advisor.

Make your decision on how many - if any - shares of AT&T common stock you would like to exchange for shares of AT&T Wireless Group tracking stock. Remember that you do not have to exchange all of your shares of AT&T common stock to participate - this is completely voluntary. You can choose to tender some or all of your shares of AT&T common stock, or you can choose not to participate at all.

If you choose not to participate in the Exchange Offer, you don't need to do anything and you will retain your current "T" shares.

If you choose to exchange some or all of your shares in this Exchange Offer, please be sure to read the instructions provided in this package on how to respond.

If your AT&T shares are held for you by a broker, bank, trust company or other financial institution and you decide to participate, you must contact that institution, as indicated in the enclosed materials, and instruct them to tender your shares on your behalf.

If your AT&T shares are registered in your name,and you respond by mail, be sure to:
         - Complete and sign the enclosed Letter of Transmittal and any other required documents in blue or black ink.
         - Return the Letter of Transmittal and other required documents and any AT&T stock certificates you are submitting in exchange for shares of AT&T Wireless Group tracking stock (if applicable) in the enclosed envelope so that it is received by the expiration of the Exchange Offer on [Exp Date], 2001.
         - Affix sufficient postage - remember there was a postal rate increase effective January 7, 2001.
         - Please allow five days for First Class mail. We're sorry, but forms received after 5:00 p.m. Eastern Time on [Date], 2001 cannot be considered for this Exchange Offer. Please note that no Transmittals can be processed until the expiration of the Exchange Offer. Within three weeks after the expiration date of the Exchange Offer, you will receive a statement detailing your new shareholdings. If your shares are held by a broker, the timing of your statement may be different. Please contact your broker with any questions.

Additional questions?
Call toll-free 1-xxx-xxx-xxxx Monday - Friday
8 a.m. to 8 p.m. and Saturday 10:00 a.m. to 3:00 p.m. Eastern time.

If you choose to participate, your Letter of Transmittal must be received by 5:00 p.m. Eastern Time [Exp Date], 2001
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Sign up for Electronic Access of AT&T Proxy and other materials!

For your convenience, AT&T is now offering its registered shareholders the opportunity to electronically access the AT&T Annual Report and/or Proxy Statement, and discontinue receiving paper copies of these documents. Register with us and we will simply send you a proxy card with instructions so you can access materials and vote your proxy over the Internet or by phone. To sign up and consent to electronic access, call 1-800-348-8288.

If you own your shares through a broker, contact your broker to request electronic access.

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Notice of Guaranteed Delivery:
You will need to use the form on the right if your AT&T common stock certificates or other required documents are not immediately available or you cannot complete the procedure for book-entry transfer prior to the Expiration Date. For full instructions, refer to "This Exchange Offer - Guaranteed Delivery Procedures" in the Offering Circular/Prospectus.
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Ladies and Gentlemen:

         I hereby tender to AT&T Corp. the shares of AT&T common stock listed below, upon the terms of and subject to the conditions set forth in the Offering Circular/Prospectus and the related Letter of Transmittal, including the instructions thereto (which collectively constitute the "Exchange Offer"), receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the Offering Circular/Prospectus, as follows:

ODD-LOTS
This section is to be completed ONLY if shares of AT&T common stock are being tendered by or on behalf of a person owning beneficially and of record an aggregate of less than 100 shares of AT&T common stock.

(Check one):
I am the owner beneficially and of record of less than 100 shares of AT&T common stock in the aggregate, all of which are being tendered, or

I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering, for the beneficial owners thereof, shares of AT&T common stock with respect to which I am the record owner, and (2) believes, based on representations made to me by each such beneficial owner, that such owner owned beneficially and of record less than 100 shares of AT&T common stock and is tendering all such shares.

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, (a) represents and guarantees that the above-named person(s) "own(s)" the shares of AT&T common stock tendered hereby within the meaning of Rule 14e-4 of the Securities and Exchange Act of 1934, as amended, (b) represents and guarantees that the tender of such shares of AT&T common stock complies with Rule 14e-4, and (c) guarantees delivery to the Exchange Agent of certificates representing the shares of AT&T common stock tendered hereby, in proper form for transfer or delivery of such shares of AT&T common stock pursuant to procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other required documents, unless an Agent's Message is utilized, all within three NYSE trading days after the date hereof.

         Firm Name
         Authorized Signature
         Address
         City, State, Zip Code
         Area Code and Telephone Number
Date ________________,  ______
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DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS FORM. THEY
SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).

AT&T CORP.

NOTICE OF GUARANTEED DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

This Notice of Guaranteed Delivery or one substantially similar hereto must be used to participate in the Exchange Offer (as defined herein) of AT&T Corp. ("AT&T"), as set forth in the Offering Circular/Prospectus (the "Offering Circular/Prospectus") and the accompanying Letter of Transmittal and the instructions thereto (collectively, the "Letter of Transmittal"), if (1) your stock certificates(s) representing shares of AT&T common stock are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to EquiServe (the "Exchange Agent") prior to the expiration of the Exchange Offer. You may deliver this Notice of Guaranteed Delivery by hand, telegram, facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. See "This Exchange Offer - Guaranteed Delivery Procedures" in the Offering Circular/Prospectus for further information.

TO: EQUISERVE, Exchange Agent

If delivered by Mail, to:

EquiServe
Attn: Corporate Actions
P.O. Box 43021
Providence, RI  02940-3021

If delivered by Hand, to:

Securities Transfer & Reporting Services, Inc.
c/o EquiServe
100 William Street - Galleria
New York, NY  10038
Attn: Delivery Window

If delivered by Overnight Courier, to:

EquiServe
Attn: Corporate Actions
40 Campanelli Drive
Braintree, MA  02184
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If delivered by facsimile transmission, to:
(For eligible institutions only)

(781) 575-4681
Or
(781) 575-4682

Facsimile confirmation number:
(781) 575-4816

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear as instructed on the Letter of Transmittal.